As filed with the Securities and Exchange Commission on December 20, 1999.
                                     Registration Statement No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               --------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                               --------------------

                        INTELIDATA TECHNOLOGIES CORPORATION
             (Exact name of Registrant as specified in its Charter)

         Delaware                                          54-1820617
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
incorporation or organization)

                       InteliData Technologies Corporation
                           11600 Sunrise Valley Drive, Suite 100
                             Reston, Virginia 20191
           (Address of principal executive office, including zip code)

                       INTELIDATA TECHNOLOGIES CORPORATION
                               1996 INCENTIVE PLAN
                       1998 Chief Executive officer's PLAN
                            (Full title of the Plans)
                             ----------------------

                                Albert N. Wergley
                       InteliData Technologies Corporation
                           11600 Sunrise Valley Drive, Suite 100
                             Reston, Virginia 20191
                                 (703) 259-3000
         (Name, address, including zip code, and telephone number including area code, of agent for service)

                                 With copies to:

                              David M.Carter, Esq.
                                Hunton & Williams
                              Bank of America Plaza, Suite 4100
                           600 Peachtree Street, N.E.
                           Atlanta, Georgia 30308-2216
                                   (404) 888-4000
                               --------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                        Proposed maximum     Proposed maximum
  Title of securities              Amount to be          offering price         aggregate             Amount of
   to be registered                registered<F1><F2>     per share<F3>       offering price     registration fee<F4>
====================================================================================================================================
Common Stock, $.001 par value     2,100,000 shares          $4.20              $8,820,000              $2,382
Preferred Share Purchase Rights   2,100,000 shares            N/A                 N/A                    N/A

====================================================================================================================================

<F1> This Registration  Statement covers 900,000 shares relating to the registrant's 1996 Incentive Plan and 1,200,000 shares relating to the registrant's 1998 Chief Executive Officer's Plan.
<F2> This Registration Statement also covers 1,334,999 shares carried forward from Registration Statement No. 333-16115.
<F3> Calculated  pursuant  to Rule  457(c)  on the  basis of $4.20  per share, which was the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on December 17, 1999.
<F4> Filing fee previously paid with respect to 1,334,999 shares carried forward from Registration Statement No. 333-16115.

     Pursuant to Rule 429 of the Securities Act of 1933 (the "Securities Act"), the  Prospectus  prepared in connection with this
Registration Statement relates to the 1,334,999 shares that were previously registered by the registrant under Registration
Statement No.333-16115 (effective November 14, 1996). This Registration Statement constitutes Post-Effective Amendment No.1 to such prior Registration Statement. Such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed with the Commission.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by InteliData Technologies Corporation (the "Company" or "InteliData") with the Commission (File No. 000-21685) are incorporated herein by reference and made a part hereof:

                  (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 as amended through the date hereof;

                  (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

                  (c) the Company's Current Reports on Form 8-K filed with the Commission on April 19, 1999, June 3, 1999, July 26, 1999 (as amended on July 28, 1999), September 28, 1999 and November 1, 1999 (as amended on November 4, 1999);

                 (e) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-B filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on November 6, 1996; and

                  (f)  the description  of  the  Company's   Rights   Agreement
         contained in the Company's Form 8-A filed with the Commission on January 26, 1998.

         In addition, all documents filed by the Company pursuant to Section 13(a) and 13(c) of the Exchange Act after the date of the Prospectus and prior to the termination of the offering of shares of the Company's Common Stock pursuant to the InteliData Technologies Corporation 1996 Incentive Plan or the 1998 Chief Executive Officer's Plan (the "Plans"), any definitive proxy or information statement filed pursuant to Section 14 of the Exchange Act in connection with any subsequent meeting of shareholders and any reports filed pursuant to Section 15(d) of the Exchange Act prior to any such termination of the offering of shares, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section  145  of  the  Delaware   General   Corporation   Law  ("DGCL")
authorizes, inter alia, a corporation generally to indemnify any person ("indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, in a similar position with another corporation or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions or suits by or in the right of the corporation; however, an indemnitee who acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation is generally limited to attorneys' fees and other expenses, and no indemnification shall be made if such person is adjudged liable to the corporation unless and only to the extent that a court of competent jurisdiction determines that indemnification is appropriate. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) board of directors by a majority voted of a quorum consisting of directors who were not parties to such action, suit or proceeding or (iii) independent counsel if a quorum of disinterested directors so directs, that indemnification of the indemnitee is proper because he has met the applicable standard of conduct. Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Article IX of the InteliData Technologies Corporation ("InteliData") Amended and Restated Certificate of Incorporation provides that InteliData shall indemnify any and all persons permitted to be indemnified by Section 145 of DGCL to the fullest extent permitted by the DGCL.

         Section 7.02 of the InteliData Bylaws, provides, in substance, that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by Section 145 of the DGCL.

         InteliData intends to enter into indemnification agreements with certain of its directors providing for indemnification to the fullest extent permitted by the laws of the State of Delaware. These agreements provide for specific procedures to better assure the directors' rights to indemnification, including procedures for directors to submit claims, for determination of directors' entitlement to indemnification (including the allocation of the burden of proof and selection of a reviewing party) and for enforcement of directors' indemnification rights.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.
-----------

  4.1 Certificate of Incorporation of InteliData Technologies Corporation. (Incorporated herein by reference to the Company's Registration Statement on Form S-4, File Number 333-11081).

  4.1.1   Amendment to the Certificate of Incorporation (filed herewith).

  4.1.2 Amendment to the Certificate of Incorporation. (Incorporated herein by reference to the Company's Current Report on Form 8-K filed with the Commission on July 26, 1999).

  4.2 Bylaws of InteliData Technologies Corporation. (Incorporated herein by reference to the Company's Registration Statement on Form S-4, File Number 333-11081).

  4.3 Rights Agreement, dated as of January 21, 1998, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent. (Incorporated herein by reference to the Registration Statement on Form 8-A filed with the Commission on January 22, 1998).

  5.1 Opinion of Hunton & Williams as to the legality of the securities being registered (filed herewith).

  10.1 InteliData Technologies Corporation 1996 Incentive Plan.(Incorporated herein by reference to the Company's Registration Statement on Form S-8, File Number 333-16115).

  10.2 InteliData Technologies Corporation 1998 Chief Executive Officer's Plan. (Incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

  23.1    Consent of Hunton & Williams (included in the opinion filed as Exhibit
          5.1 to the Registration Statement).

  23.2    Consent of Deloitte & Touche LLP (filed herewith).

  24.1    Power of Attorney (included on signature page).

  99.1 Description of Amendment to 1996 Incentive Plan. (Incorporated herein by reference to the Company's Proxy Statement filed with the Commission on September 9, 1999).

Item 9.  Undertakings

         (a)   The undersigned registrant hereby undertakes:
               1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

                         (i)       To  include  any   prospectus   required  by
                                   Section  10(a)(3) of the  Securities  Act of
                                   1933, as amended (the "Securities Act");

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities
Act,  and  is,  therefore,   unenforceable.  In  the  event  that  a  claim  for
indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Reston, Commonwealth of Virginia on December 20, 1999.

                       INTELIDATA TECHNOLOGIES CORPORATION



                       By: /s/_Alfred S. Dominick, Jr.
                           --------------------------------
                           Alfred S. Dominick, Jr.
                           President and Chief Executive Officer

                                POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated. Each of the directors and/or officers of InteliData Technologies Corporation whose signature appears below hereby appoints Albert N. Wergley and David M. Carter, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable InteliData Technologies Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Signature                          Title                                        Date
---------                          -----                                        ----


/s/ Alfred S. Dominick, Jr.       President, Chief Executive Officer,           December 20, 1999
-------------------------------
Alfred S. Dominick, Jr.           Acting Chief Financial Officer and Director
                                  (Principal Executive and Financial Officer)


/s/ William F. Gorog              Chairman of the Board and Director            December 20, 1999
-------------------------------
William F. Gorog


/s/ Stephen P. Mullins            Controller                                    December 20, 1999
-------------------------------   (Principal Accounting Officer)
Stephen P. Mullins


/s/ Patrick F. Graham             Director                                      December 20, 1999
-------------------------------
Patrick F. Graham


/s/ John J. McDonnell, Jr.        Director                                      December 20, 1999
-------------------------------
John J. McDonnell, Jr.


/s/ L. William Seidman            Director                                      December 20, 1999
-------------------------------
L. William Seidman


/s/ Norman J. Tice                Director                                      December 20, 1999
-------------------------------
Norman J. Tice


                                 EXHIBIT INDEX

Exhibit No.

   4.1 Certificate of Incorporation of InteliData Technologies Corporation. (Incorporated herein by reference to the Company's Registration Statement on Form S-4, File Number 333-11081).

   4.1.1       Amendment to the Certificate of Incorporation (filed herewith).

   4.1.2 Amendment to the Certificate of Incorporation. (Incorporated herein by reference to the Company's Current Report on Form 8-K filed with the Commission on July 26, 1999).

   4.2 Bylaws of InteliData Technologies Corporation. (Incorporated herein by reference to the Company's Registration Statement on Form S-4, File Number 333-11081).

   4.3 Rights Agreement, dated as of January 21, 1998, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent. (Incorporated herein by reference to the Registration Statement on Form 8-A filed with the Commission on January 22, 1998).

   5.1 Opinion of Hunton & Williams as to the legality of the securities being registered (filed herewith).

   10.1        InteliData Technologies Corporation 1996 Incentive Plan.
               (Incorporated herein by reference to the Company's Registration Statement on Form S-8, File Number 333-16115).

   10.2 InteliData Technologies Corporation 1998 Chief Executive Officer's Plan. (Incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

   23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1 to the Registration Statement).

   23.2        Consent of Deloitte & Touche LLP (filed herewith).

   24.1        Power of Attorney (included on signature page).

   99.1 Description of Amendment to 1996 Incentive Plan. (Incorporated herein by reference to the Company's Proxy Statement filed with the Commission on September 9, 1999).